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                                                                    Exhibit 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Belden & Blake Corporation Non-Qualified Stock Option Plan of our report dated March 17, 2000, with respect to the consolidated financial statements of Belden & Blake Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP



Cleveland, Ohio
May 31, 2000